Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Diagnostic/Retrieval Systems, Inc. d.b.a. DRS Technologies, Inc.:

     We consent to the incorporation by reference in the registration statements (No. 2-87303, No. 2-99986, and No. 333-14487) on Form S-8 and (No. 2-97784, No.
33-33125, No. 33-42886, No. 33-64641, and No. 333-04929) on Form S-3 of
Diagnostic/Retrieval Systems, Inc. of our reports dated May 9, 1997, relating to the consolidated balance sheets of Diagnostic/Retrieval Systems, Inc. and subsidiaries d.b.a. DRS Technologies, Inc. as of March 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related consolidated financial statement schedule for each of the years in the three-year period ended March 31, 1997, which reports appear or are incorporated by reference in the March 31, 1997 Annual Report on Form 10-K of Diagnostic/Retrieval Systems, Inc. d.b.a. DRS Technologies, Inc.


                                         KPMG Peat Marwick LLP

Short Hills, New Jersey
June 27, 1997